EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124647) pertaining to the Teekay LNG Partners L.P. 2005 Long Term Incentive Plan,

(2)	Registration Statement (Form F-3ASR No. 333-170838) and related prospectus of Teekay LNG Partners L.P. for the registration of 1,052,749 common units, and

(3)	Registration Statement (Form F-3ASR No. 333-174220) and related prospectus and prospectus supplement of Teekay LNG Partners L.P. for the registration of up to $750,000,000 in total aggregate offering price of an indeterminate number of common units;

of our reports dated April 1, 2011, with respect to the consolidated financial statements of Teekay LNG Partners L.P. and subsidiaries for the year ended December 31, 2010 and the consolidated financial statements of Teekay Nakilat (III) Corporation for the year ended December 31, 2010, included in this Annual Report (Form 20-F) of Teekay LNG Partners L.P. for the year ended December 31, 2011.

Vancouver, Canada	/s/ Ernst & Young LLP
April 11, 2012	Chartered Accountants